EXHIBIT 4(z)

                 FORM OF "TYPE B" SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (the "Agreement"), dated as of ___________, 1997, is entered into by and among (the "Purchaser"), RPM Incorporated ("RPM"), and The Tirex Corporation ("Tirex"). This is the Agreement referred to as "Securities Purchase Agreement" in Section 1 of the Debenture, as defined herein in Section 2, below. The Purchaser agrees to purchase _________ Units (as hereinafter defined) in Section 2 for an aggregate purchase price of $_________ (the "Purchase Price").

      The Parties hereto agree as follows:

      1. Proposed Merger of RPM and a Wholly Owned Subsidiary of Tirex. RPM has entered into an Agreement and Plan of Merger, dated as of October 20, 1997 (the "Merger Agreement") with Tirex and a newly formed subsidiary of Tirex (the "Tirex Subsidiary") that provides, subject to certain conditions, that upon an initial closing (the "Initial Closing") of the private offering to which this Securities Purchase Agreement pertains (the "Offering"), to take place after the sale of not less than 30 Units: (i) RPM will merge with and into the Tirex Subsidiary (the "Merger"); (ii) each of the Debentures, as that term is defined in Section 2, below, purchased pursuant to this Securities Purchase Agreement prior to the said Initial Closing will be assumed by Tirex and become convertible into shares of the common stock of Tirex, $.001 par value, per share ("Tirex Common Stock") at the conversion ratio of one share for every $0.20 of the principal amount of the Debenture plus all accrued, but unpaid, interest thereon (the "Conversion Shares"); and (iii) all of the shares of the Common Stock of RPM, $.001 par value, per share (the "Unit Shares") purchased pursuant to this Securities Purchase Agreement prior to the Initial Closing will be exchanged for shares of Tirex Common Stock on a share-for-share basis. The consummation of the transactions contemplated by the Merger Agreement are a condition to the Initial Closing of the Offering. After the Initial Closing and the effectuation of the Merger (which will take place contemporaneously therewith), all sales of the Units made pursuant to this Securities Purchase Agreement will be made directly by Tirex, all Unit Shares included in the Units sold hereunder will consist of shares of Tirex Common Stock, and Tirex's assumption of the Debentures will have occurred concurrently with the Merger. Upon the consummation of the Merger, the net proceeds from the Offering, ranging from an estimated minimum of $266,000 to an estimated maximum of $761,000, will remain in RPM, and Tirex will have acquired all of the issued and outstanding common stock of RPM for the following consideration: (i) one share of Tirex Common Stock for every issued and outstanding share of RPM Common Stock, and
(ii) Tirex's assumption of all of RPM's obligations and liabilities under the Debentures. Accordingly, if, during the Offering Period, as that term is defined in the Confidential Private Offering Memorandum pertaining to the Offering (the "Memorandum"), a minimum of 30 Units are sold, the above described Merger will be effected and the net proceeds from the Offering will thereby inure to the benefit of Tirex. Alternatively, if RPM fails to sell a minimum of 30 Units during the Offering Period, all funds will be returned to the subscribers and the Offering will terminate without any Units having been sold. As a result, any investment in the Units purchased pursuant to this Securities Purchase Agreement will necessarily constitute an investment in Tirex and not in RPM. Hereinafter, references to the "Company" are to RPM prior to the Merger and to Tirex after the Merger.

      2. Purchase and Sale of Securities. Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date (as hereinafter defined) ______________ Units, each consisting of:
(i) a 10% Convertible Subordinated Debenture in the principal amount of $10,000 United States Dollars (each a "Debenture"); and (ii) 10,000 Unit Shares. (Prior to the Merger, the Unit Shares will consist of 10,000 shares of the Common Stock of RPM; After the Merger, the Unit Shares will consist of 10,000 shares of Tirex Common Stock.) The Debenture is convertible in accordance with the terms and conditions of the Debenture, the form of which is annexed hereto as Exhibit A, at any time on the dates set forth in the Debenture (any such date of conversion, being called herein a "Conversion Date") into shares of Common Stock of the Company (the "Conversion Shares") at a conversion ratio of one Conversion Share for every $0.20 of the principal amount of the Debenture plus all accrued and unpaid interest thereon. If a Debenture is not converted, it may be redeemed by the holder any time after Maturity at 100% of the principal amount of the Debenture plus all accrued and unpaid interest thereon. In the event that the Company effects the Proposed Public Offering, as that term is defined in the Memorandum, the Unit Shares will be subject to a one-year lockup from the effective date of the Proposed Public Offering. The Debentures and the Unit Shares are referred to collectively herein as the "Securities". The descriptions of the Debentures, the Conversion Shares, and the Unit Shares contained herein are qualified in their entirety by the form of Debenture attached hereto as Exhibit A and the information contained in the Memorandum under the Captions, "THE OFFERING", "TERMS OF THE OFFERING", and "DESCRIPTION OF SECURITIES".

      3. Closing. The Initial Closing of the purchase and sale of the Securities pursuant to Section 2 hereof shall take place at the offices of Frank Hariton, Esq., _____________________________ or at such other date, time and place as the Purchaser and the Company may agree upon in writing, or at such other time at which the Escrow Agent (as hereinafter defined) shall have received all documents and instructions as it shall in its sole judgment deem necessary and appropriate to consummate the transactions contemplated hereby (such time and date for the Initial Closing is referred to herein as the "Initial Closing Date"). Subsequent closings, if any, of the purchase and sale of the Securities pursuant to Section 2 hereof shall take place on or before December 31, 1997 at the offices of Frances Katz Levine, Esq., 621 Clove Road, Staten Island, New York 10310 at such other dates, times and places as the Purchaser and the Company may agree upon in writing, or at such other times at which the Escrow Agent (as hereinafter defined) shall have received all documents and instructions as it shall in its sole judgment deem necessary and appropriate to consummate the transactions contemplated hereby (such times and dates for the closing is referred to herein as the "Closing Date"). The certificates representing the Securities to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company at the Closing Date against payment of the Purchase Price therefor in immediately available funds by, or on behalf of, the Purchaser to the attorney trust account of Harter, Secrest & Emery (pursuant to this Agreement and an Escrow Agreement in the form of Exhibit B hereto) (the "Closing Instructions"), instructing Harter, Secrest & Emery, as Escrow Agent, with respect to the closing and settlement procedures, subject, however, to the terms and conditions of this Agreement and the Escrow Agreement. Commencing on the second business day after delivery to the Escrow Agent of the Purchase Price, the Purchaser, if the purchase and sale transaction contemplated hereby has not been consummated in accordance with the terms of this Agreement, may terminate the proposed transaction by notice to the Company and the Escrow Agent, whereupon the Escrow Agent shall redeliver the Purchase Price to the Purchaser as soon as practicable in accordance with the written instructions of the Purchaser.

      4. Representations, Warranties and Covenants of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

          (a) The Securities (including the Conversion Shares and the Unit Shares) have not been and will not be registered under the Securities Act, or any other applicable securities law, and accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law (in which event, the Purchaser shall be required to provide the Company with an opinion of counsel that registration is not required, in form and substance reasonably satisfactory to the Company and its counsel).

          (b) The Purchaser recognizes that the certificates representing the Securities (including the Conversion Shares) will bear a legend containing the following language:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO ISSUER, THAT SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO A LOCK-UP AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY AT NO CHARGE.

          (c) The Purchaser is either an "Institutional Investor" or an "Accredited Investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"), and is acquiring or will acquire the Securities for its own account. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to bear such risk for an indefinite period.

          Purchaser meets at least one of the following criteria as an "Accredited Investor" (Please check all that apply):

                 [ ]    (a)   The undersigned is a director or executive officer
                              of the Company;

                 [ ]    (b)   The   undersigned   is  a  natural   person  whose
                              individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds
                              $1,000,000;

                 [ ]    (c)   The  undersigned  is a natural  person  who had an
                              individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects the same income level in the current year;

                 [ ]    (d)   The  undersigned  is an  entity,  and  all  of the
                              equity    owners   of   such   entity   meet   the
                              qualifications  of either (a), (b) or (c) above or
                              (e), (f), (g) or (h) below;

                 [ ]    (e)   Any   savings  and  loan   association   or  other
                              institution  specified in section  3(a)5(A) of the
                              Act whether  acting in its individual or fiduciary
                              capacity; any broker or dealer registered pursuant
                              to  section  15 of the  Security  Exchange  Act of
                              1934;  any plan  established  and  maintained by a
                              state, its political  subdivisions,  or any agency
                              or  instrumentality  of a state  or its  political
                              subdivisions, for the benefit of its employees, if
                              such   plan  has   total   assets   in  excess  of
                              $5,000,000;  an employee  benefit  plan within the
                              meaning  of  Title  I of the  Employee  Retirement
                              Income  Security  Act of 1974,  if the  investment
                              decision is made by a plan  fiduciary,  as defined
                              in section  3(21) of such Act,  which is a savings
                              and loan  association,  or if the employee benefit
                              plan has total assets in excess of $5,000,000  or,
                              if  a  self-   directed  plan,   with   investment
                              decisions   made   solely  by  persons   that  are
                              accredited investors;

                 [ ]    (f)   Any  private  business   development   company  as
                              defined in section  202(a)(22)  of the  Investment
                              Advisers Act of 1940;

                 [ ]    (g)   Any organization described in Section 501(c)(3) of
                              the   Internal    Revenue    Code,    corporation,
                              Massachusetts   or  similar   business  trust,  or
                              partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; and

                 [ ]    (h)   Any  trust,   with  total   assets  in  excess  of
                              $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii).

          (d) The Purchaser is acquiring or will acquire the Securities for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, except in compliance with applicable securities laws (including exemptions thereunder) or pursuant to an effective registration statement under the Securities Act. The Purchaser agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement and (ii) pursuant to an exemption from registration under the Securities Act and any other applicable securities law (in which event, the Purchaser shall be required to provide the Company with an opinion of counsel that registration is not required, in form and substance reasonably satisfactory to the Company and its counsel).

          (e) The Company has furnished or made available to the Purchaser all material information relating to the business, finances and operations of the Company and material information relating to the offer and sale of the Securities and which have been requested by the Purchaser. The Purchaser and/or its advisors, if any, in each case, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the Company's Confidential Private Offering Memorandum (the "Memorandum") dated November __, 1997 and the Exhibits attached thereto.

          (f) Purchaser, in electing to subscribe for the Securities hereunder, has relied upon an independent investigation made by it and its representative, if any. Purchaser has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

          (g) The Purchaser has no existing short position with respect to the Common Stock and agrees not to, for a period 180 days from the Closing Date, enter into any short sales or other hedging transactions directly involving the Common Stock. Purchaser further agrees that, at all times after the execution of this Agreement by the Purchaser and prior to conversion or exercise of all Securities acquired by Purchaser, it will keep its purchase of the Securities confidential, except as required by law, as necessary in the ordinary course of Purchaser's business or as necessary to effectuate the conversion of such Securities, as applicable.

          (h) The Purchaser acknowledges that, except for the historical material contained herein or in the Securities and Exchange Commission ("SEC") documents respecting Tirex attached as Exhibits to the Memorandum (the "SEC Documents"), the matters disclosed herein and therein are forward-looking statements under the federal securities laws that involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, the effect of the
Company's accounting policies, and other risks detailed in Tirex's SEC Documents. Actual results could differ materially from those estimated or anticipated in these forward-looking statements.

          (i) The Purchaser is a resident of the state set forth on the signature page hereto.

          (j) Possible Non-Occurrence of Public Offering. The undersigned acknowledges that the undersigned has been advised that no assurance can be given that the proposed public offering of Tirex, which is described in the Confidential Private Memorandum, will occur or that any public offering of Tirex securities, underwritten by H.J. Meyers & Co., Inc. or any other underwriter, will occur. The undersigned agrees that he shall not assert any claim against H.J. Meyers & Co., Inc. or any other person based upon the non-occurrence of any public offering of Tirex securities.

      5. Possible Material Changes in Offering Terms Due to NASD Review. Following the closing of this Offering and prior to the closing of any proposed public offering, should such public offering take place, the company intends to apply for the listing of its Common Stock on the National Association of Securities Dealers ("NASD") Automated Quotation System SmallCap Market System. In connection with such listing application, the NASD may require that the terms of this Offering be materially modified. The Purchaser hereby agrees to make any such changes and modifications as may be required in connection with the foregoing and hereby further agrees to any such necessary changes that may occur on a post-closing basis. The Purchaser agrees to take such actions and do such things as are reasonably required by the Company in connection with the foregoing.

      6. Representations and Warranties of RPM and Tirex (Singly, and Collectively as the "Company"). RPM and Tirex, singly and collectively, and jointly and severally, as the case may be, hereby represent and agree with the Purchaser that:

          (a) RPM has been duly incorporated and is validly existing as a corporation under the laws of Delaware and has the requisite corporate power to own its properties and to carry on its business, if any, as now being conducted.

          (b) The Company and each of its Subsidiaries have been duly incorporated and are validly existing as a corporation under the laws of Delaware or Canada or other appropriate jurisdiction and have the requisite corporate power to own their properties and to carry on their business as now being conducted.

          (c) This Agreement and the Debenture have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms (except to the extent that enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally), and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

          (d) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates or of any third party or of the stockholders of the Company is required for execution of this Agreement or the Debenture or the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Securities or the Conversion Shares (except that any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933 or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor).

          (e) Neither the sale of the Securities pursuant to this Agreement, nor the performance of its obligations under this Agreement or the Debenture by the Company will:

          (f) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of the Company or its subsidiaries, (B) any decree, judgment, order, law, treaty, rule regulation or determination applicable to the Company or its subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or its subsidiaries or over the properties or assets of the Company or its subsidiaries, the violation, conflict, breach or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, (C) the terms of any bond, debenture, or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or its subsidiaries is a party by which the Company or its subsidiaries is bound, or to which any of the properties of the Company or its subsidiaries is subject, the violation, conflict, breach or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, or (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company or its subsidiaries is a party; or

          (g) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company or its subsidiaries.

          (h) The Securities have been duly and validly authorized and are (i) free and clear of any security interests, liens, claims or other encumbrances,
(ii) are duly and validly issued, (iii) fully paid and nonassessable, (iv) not issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) do not subject the holders thereof to personal liability by reason of being such holders.

          (i) The Conversion Shares and the Unit Shares have been duly and validly authorized and when issued (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability solely by reason of being such holders.

          (j) Except as set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially affect the results of operations of the Company or its subsidiaries or adversely affect the execution by the Company of, or adversely affect the performance by the Company of its obligations under, this Agreement or the Debenture or the transactions contemplated hereby or thereby.

          (k) Neither the Company, nor any authorized representative of the Company, has made, at any time, any written or oral communication in connection with the offer or sale of the securities offered hereby which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (l) Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Purchaser in this Agreement, the sale of the Securities offered hereby pursuant to this Agreement have been made in accordance with the provisions and requirements of Section 4(2) ("Section 4(2)") under the Securities Act and Regulation D and Rule 506 promulgated thereunder and any applicable state law.

          (m) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any general solicitation or general advertising with respect to the Securities.

          (n) Both RPM and Tirex are corporation's duly organized, validly existing and in good standing under the laws of the State of Delaware and each is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on either such corporation and its subsidiaries taken as a whole. Tirex's subsidiary, 3143619 Canada, Inc., doing business as Tirex Canada, is duly organized, validly existing and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. Neither Tirex nor RPM has registered its Common Stock pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), the Common Stock of RPM is not publicly traded; the Common Stock of Tirex is listed and trades on the NASD Over-the-Counter Electronic Bulletin Board System. Tirex has filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least 12 months immediately preceding the date hereof, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

          (o) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of which 35,000,000 shares are designated in the certificate of incorporation as common stock, par value $.001 per share and fifteen million (15,000,000) shares are designated as Open Stock, par value $.001 per share. All of the shares of Open Stock have been or will be designated as shares of Common Stock, par value $.001 per share, of which 38,774,625 shares are issued and outstanding, and (ii) no shares of preferred stock, no par value per share, of which no shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except in connection with: (i) employee compensation agreements; (ii) a certain stock purchase option held by CG TIRE, Inc., as described in the Company's 1997 10-K; and (iii) certain stock options held by consultants, as described in the 1996 10-K, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities of the Company except as may be incurred pursuant to the issuance of certain Subordinated Convertible Debentures, which form part of certain Units being offered concurrently herewith by Tirex, in a maximum aggregate principal amount of $700,000 (which may, under certain circumstances, be increased to a maximum aggregate principal amount of $875,000). The Company has made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "Bylaws").

          (p) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities offered hereby as required by the United States laws and the regulations or any domestic securities exchange or trading market.

          (q) Except as set forth in the SEC Documents or the Memorandum, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the filings of the Company with the SEC.

          (r) None of the filings of the Company with the SEC contained at the time they were filed, and the Memorandum does not contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has filed all requisite forms, reports and exhibits thereto with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents.

          (s) Except as set forth in the SEC Documents and in the Memorandum, there is no known fact to the Company or any subsidiary (other than general economic conditions generally known to the public) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or any subsidiary, or (ii) could reasonably be expected to adversely affect the ability of the Company or any subsidiary to perform its obligations pursuant to this Agreement or the Debenture.

          (t) The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the Debenture, and the transactions contemplated hereby and thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Debenture, or the transactions contemplated hereby and thereby and any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to Purchaser's purchase of the Securities. The Company further represents to Purchaser that the Company's decision to enter into this Agreement, and the Debenture has been based solely on the independent evaluation by the Company and its representatives.

          (u) Neither the Company, nor any of its affiliates, has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act.

          (v) Except as set forth within this Agreement, the SEC Documents, or the Memorandum, the Company and its subsidiaries own, have obtained or possess rights to use the patents, trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a material adverse effect on the Company. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          (w) The Company understands and acknowledges the potentially dilutive effect to its Common Stock upon the issuance of each of the Conversion Shares and each share of the Common Stock.

      7.  Covenants of the Company.  The Company  covenants  and agrees with the
Purchaser:

          (a) To comply with all requirements of Section 4(2) and Section 3(a)(9), as applicable, and to the extent applicable Regulation D under the Securities Act, with respect to the sale of the Securities and the Conversion Shares.

          (b) To notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the final Closing Date of any event shall have occurred as a result of which any written or oral communication made by the Company, any authorized person representing the Company, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) To cause the Conversion Shares and the shares of Common Stock, which form part of the Units being purchased hereunder, to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

          (d) Have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion and exercise rights of the Purchaser pursuant to the terms and conditions of all Securities and to satisfy the issuance of any other shares of Common Stock which are reserved for issuance or which are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

          (e) Each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, including without limitation, timely to satisfy the conditions to be satisfied as provided in Section 8 and 9 of this Agreement, to consummate the transactions contemplated hereby.

          (f) Until the date on which the holders may sell all of the Conversion Shares and shares of Common Stock, which form part of the Units being purchased hereunder, without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), Tirex shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and Tirex shall not voluntarily terminate its status as a Company required to file reports under the 1934 Act even if the Act or the rules and regulations thereunder would permit such termination.

          (g) The Company covenants and agrees that it will not without the prior written consent of the Purchaser, (a) enter into any subsequent or further offer or sale of Common Stock or securities convertible or exercisable into Common Stock with any third party until May 31, 1998 unless the Company first offers H.J. Meyers & Co., Inc. the right to place such securities, after which H.J. Meyers shall have five business days from the time of the offer to accept or reject it. If H.J. Meyers accepts the offer, the placement of such additional securities shall be made upon substantially the same terms as set forth herein or such other terms to be agreed upon between the Company and H.J. Meyers. If H.J. Meyers rejects the offer, the Company shall be permitted to proceed with the additional offering. However, this restriction shall not apply to (i) the issuance of securities (other than for cash) in connection with the terms of presently existing employee compensation agreements a merger, consolidation, sale of assets, disposition of a business, product or license by the Company, strategic alliance, bank loan or agreement, public offering, securities issued at the then current market price (as determined in good faith by the board of Directors), or the exercise of options, or presently outstanding options or (ii) the exchange of the capital stock for assets, stock or other joint venture interests. However, nothing contained herein shall be deemed to preclude the Company from taking such action as may be reasonably required to cure any alleged default under agreements to which the Company is or may become a party.

      8. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

          (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested, the Company shall certify to Purchaser and the Escrow Agent that the requirements of this Section 8(a) have been met.

          (b) Pursuant to this Agreement (this "Agreement"), the Company shall have: (i) instructed its transfer agent, Continental Stock Transfer and Trust Co. Inc., to issue to the Purchaser the shares of Common Stock, forming part of the Units being purchased hereunder and (ii) have issued to Purchaser a Debenture in the form annexed hereto as Exhibit A.

          (c) If requested, the Company will provide to the Purchaser an opinion or opinions of counsel satisfactory to counsel for the Purchaser.

          (d) None of the following shall have occurred: (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASD Over-the-Counter Electronic Bulletin Board System, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, or (v) any limitation by the federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser.

          (e) No action, suit, investigation or proceeding before or by any governmental authority shall have been commenced or threatened in writing against the Company or any of the officers, directors or affiliates of the Company, which seeks to restrain, prevent or challenge the transactions contemplated by this Agreement or the Debenture or which seeks damages in connection with such transactions.

      9. Conditions Precedent to the Company's Obligations.

          (a) The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

          (b) The Purchaser shall have delivered to the Escrow Agent by check or wire transfer the Purchase Price for the Securities.

      10. Transfer of Securities.

          (a) Securities Act Legend. Each of the certificates evidencing the Securities and the Conversion Shares, and any certificates issued upon transfer or exchange of the foregoing, shall be stamped or imprinted with a legend containing language similar to the following:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO ISSUER'S COUNSEL THAT IT IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO A LOCK-UP AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY AT NO CHARGE.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities and the Conversion Shares, as applicable, if, unless otherwise required by state securities laws, such holder provides the Company with reasonable assurances that the shares of Common Stock, constituting part of the Units being purchased hereunder, and the Conversion Shares, as applicable, can be sold pursuant to Rule 144 under the 1993 Act (or a successor rule thereto). Notwithstanding the removal of any such legend, Purchaser agrees to Transfer the Securities and the Conversion Shares, including those represented by certificate(s) from which the legend has been removed, in compliance with all applicable securities laws and, if, in connection with any Transfer, a legend would be appropriate under applicable securities laws, Purchaser shall, in connection with any such Transfer ensure that the certificates representing any securities so Transferred shall bear the foregoing legend.

          (b) Securities Act Compliance. Each holder (a "Holder") of a certificate evidencing the shares of Common Stock, constituting part of the Units being purchased hereunder, and the Conversion Shares which bears the restrictive legend set forth in Section 4(b) above (the "Restricted Securities"), and who proposes to Transfer (as defined in Section 4(a) of this Agreement) any Restricted Securities (other than pursuant to Rule 144), shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of legal counsel to the Holder. Promptly upon receipt of such notice, the Company shall present a copy thereof (together with any accompanying opinion of legal counsel to the Holder) to its legal counsel, and the following provisions shall apply:

          (c) If, in the opinion of legal counsel to such Holder, reasonably satisfactory in form and substance to the Company and its legal counsel, or if such notice was not accompanied by an opinion of legal counsel to the Holder, then, if, in the opinion of legal counsel to the Company, the proposed sale or other disposition may be effected without registering the Restricted Securities involved under the Securities Act or under state securities law, such Holder shall be entitled to so Transfer such Restricted Securities in accordance with the terms of such notice delivered to the Company pursuant to this paragraph
(b). The Company will advise the Holder, within five business days after submission of such notice, whether the Company believes such Holder is entitled to so Transfer the restricted Securities in accordance with the foregoing. If the Holder is entitled to so Transfer, he shall submit the stock certificate or certificates evidencing the Restricted Securities to be Transferred to the Company in proper form for Transfer and accompanied by appropriate instruments of Transfer and the Company shall promptly issue new certificates giving effect to such Transfer. Certificates for Restricted Securities thus Transferred (and each of the certificates evidencing any untransferred balance of the Conversion Shares not so transferred) shall bear the restrictive legend set forth in
Section 4(b), unless, in the opinion of such Holder's legal counsel, which opinion shall be reasonably satisfactory in form and substance to legal counsel to the Company, such legend is not required by the applicable provisions of the Securities Act or state securities laws; and

          (d) If in the reasonable opinion of the legal counsel to the Company that, the proposed Transfer cannot be effected without registering the
Restricted Securities involved under the Securities Act or state securities laws, such Holder shall not offer to Transfer such Restricted Securities unless and until an exemption from such registration becomes available.

          (e) Subject to the restrictions set forth in Section 10 (a) and (b) above, upon the valid conversion of the Debenture, the Company shall instruct its transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by the respective Purchasers to the Company. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with this Section 10. The Company warrants that no instruction other than such instructions referred to in this Section 10 will be given by the Company to its transfer agent. Nothing in this Section shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares.

      11. Fees and Expenses. Each of the Purchaser and the Company agrees to pay its respective expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

      12. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Units.

      13. Notices. All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses or facsimile numbers:

          If to Purchaser, to: __________________________

                               __________________________

                               __________________________

          Telephone:
          Telecopy:

          If to RPM, to:       RPM Incorporated
                               c/o The Tirex Corporation
                               740 St. Maurice, Suite 201
                               Montreal, Quebec  H3C 1L5
          Telephone:           (514) 878-0727
          Telecopy:            (514) 878-9847

          with copies to:      Frank Hariton, Esq.
                               1065 Dobbs Ferry Road
                               White Plains, New York  10607
          Telephone:           (914) 693-7353
          Telecopy:            (914) 693-2963

                                     and

                               Frances Levine, Esq.
                               621 Clove Road
                               Staten Island, New York  10310
          Telephone:           (718) 981-8485
          Telecopy:            (718) 447-1153

          If to Tirex:         The Tirex Corporation
                               740 St. Maurice, Suite 201
                               Montreal, Quebec  H3C 1L5
          Telephone:           (514) 878-0727
          Telecopy:            (514) 878-9847
          with a copy to:      Frances Levine, Esq.
                               621 Clove Road
                               Staten Island, New York  10310
          Telephone:           (718) 981-8485
          Telecopy:            (718) 447-1153

      All such notices, requests and other communications will (i) if delivered personally (including, without limitation, by reputable overnight courier service) to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon telecopy generated confirmation of receipt; provided that prior telephonic notice of such facsimile transmission is given and that each such facsimile is forwarded to the party receiving notice by prepaid overnight delivery service for receipt the following business day; and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      14. Third Party Beneficiary. Any permitted transferee of any part of the principal amount of the Securities or the Conversion Shares, shall be a third party beneficiary of the Company's obligations under this Agreement and the Debenture. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement and the Debenture.

      15. Miscellaneous.

         (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

         (c) This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without given effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Agreement, each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York and the Federal courts located in Monroe County in the City of Rochester and hereby waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement, or any transaction contemplated hereby or thereby, shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

         (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

         (f) This Agreement, including the exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

         (g) Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transaction contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions not referring directly by name to Purchaser and as is required by applicable law, rules or regulations, or the requirements imposed by the NASD Over-the-Counter Bulletin Board System Stock Market (although Purchaser shall be provided with a copy of any such press release or other public disclosure upon its release).

         (h) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Company and Purchaser, the Company and Purchaser does not thereby or in any manner waive any rights granted to it or him under U.S. Federal or state securities laws.

      16. Time of Essence. Time shall be of the essence in this Agreement.

      17. Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and its liability hereunder shall be limited to liability for gross negligence or willful misconduct on its part. The Company and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against their respective share of any loss, damage, liability, judgment, cost and expense whatsoever, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence or willful misconduct on the part of the Escrow Agent.

         The Escrow Agent shall not be responsible for any failure or inability of any of the parties to perform or comply with the provisions of this Agreement, or the agreements delivered in connection herewith.

         In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely in good faith upon any document (including facsimile transmitted copies of documents), instrument or signature believed by it in good faith to be genuine and to be signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume in good faith that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

      Each party hereto acknowledges that the Escrow Agent is serving as an accommodation to the parties hereto. Each party further acknowledges that the Escrow Agent has acted, acts, and will continue to act as legal counsel in certain matters to H.J. Meyers & Co., Inc. ("Meyers").

      It is understood and further agreed that the Escrow Agent shall:

      (a) be under no duty to enforce payment of any subscription that is to be paid to and held by it hereunder,

      (b) promptly notify the Purchaser and the Company of any discrepancy between the amounts set forth on any statement delivered by the Purchaser and/or the Company and the sum or sums delivered to it therewith;

      (c) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Company or the Purchaser, or to give any receipt therefor except to the Company or the Purchaser, with a copy in each case to the Company;

      (d) be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by it to be genuine and to be signed by the proper party or parties (including, but not limited to, copies of documents transmitted by facsimile);

      (e) be permitted to consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection (e), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its gross negligence or willful misconduct;

      (f)  not  be   bound   by  any   modification,   amendment,   termination,
cancellation, or recision of this Agreement, unless the same shall be in writing and signed by it;

      (g) be entitled to refrain from taking any action other than to keep all property held in escrow if it (i) shall be uncertain concerning its duties or rights hereunder, or (ii) shall have received claims or demands from any party, or (ii) shall have received instructions from the Purchaser and/or the Company that, in the Escrow Agent's opinion, are in conflict with any of the provisions of this Agreement, until it shall have received a final judgment by a court of competent jurisdiction;

      (h) have no liability for following the instructions herein or expressly provided for herein, or the written instructions given jointly by the Purchaser and/or the Company; and/or

      (i) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at least three business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this

Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

      18. Delivery of Securities. Subject to the Notice provisions of Section 13, above, the Company will permit the Purchaser to exercise its right to convert the Debenture by telecopying a duly executed and completed notice of conversion or exercise, as applicable, containing Purchaser's name, address and amount of the Debenture to be converted, in a form understandable by the Company and delivering within five business days thereafter, the original notice of conversion and Debenture (the "Original Documentation"), by express courier. Each date on which a notice of conversion is telecopied to and received by the Company (pursuant to Paragraph 11 hereof) in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will issue the certificates representing the Conversion Shares via express courier within five business days after receipt by the Company of the Original Documentation.

      19. Liquidated Damages for Failure to Deliver. The Company understands that a delay beyond the deadline for delivery, specified in Paragraph 16, could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for the late issuances of shares issuable at conversion or exercise in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five business days after receipt by the Company of the original documentation):

          No.
     Business Days                          Late Payment for Each $5,000 of
         Late                                 Debenture Being Converted
     -------------                          -------------------------------
          5                                             $50.00
          6                                            $100.00
          7                                            $150.00
          8                                            $200.00
          9                                            $250.00
          10                                           $300.00
          11                                           $350.00
          12                                           $400.00
         >13                               $400 + $100.00 for each Business
                                               Day Late Beyond 10 Days

      The Company shall make any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to actual damages for the Company's failure to issue and deliver the Conversion Shares to the Purchaser. Furthermore, in addition to any other remedy which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of Conversion Shares within five business days after the date on which the Company has received the Original Documentation, the Purchaser will be entitled to elect to be deemed to be treated as not having exercised the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to such Notice of Conversion; provided, however, that no such election shall constitute waiver of any right or remedy Purchaser may have and the Company shall still be obligated not withstanding any such election to make penalty payments hereunder and for any actual damages.

      20. Non-Delivery of the Shares. If, within five business days of the date after receipt by the Company of the Original Documentation, the Company shall fail to (i) issue the Conversion Shares and (ii) deliver to the Purchaser the Conversion Shares for any reason other than failure by the Purchaser to comply with its obligations hereunder, then the Company shall:

         (a) hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Conversion Shares); and

         (b) reimburse the Purchaser for all of its out-of-pocket expenses reasonably incurred, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided, however, that the Company shall not have further liability to the Purchaser except as provided for in this Section 18.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

Purchaser:                                    RPM Incorporated:

____________________________                  By____________________________
                                                Name:
                                                Title:

                                              The Tirex Corporation

                                               By___________________________
                                                 Name:
                                                 Title: